SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

CITIZENS COMMUNICATIONS COMPANY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
_____________________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_____________________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
_____________________________________________________________________________________
(5)	Total fee paid:
_____________________________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.

(1)	Amount Previously Paid:
_____________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
_____________________________________________________________________________________
(3)	Filing Party:
_____________________________________________________________________________________
(4)	Date Filed:
_____________________________________________________________________________________

On January 12, 2007, Citizens Communications Company issued a press release. A copy of the press release is included below.

                                                        *****************

Citizens Communications 3 High Ridge Park Stamford, CT 06905 203.614.5600
Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com

Citizens Communications Named to “Forbes Platinum 400”
Company named one of America’s 400 Best Big Businesses

Stamford, Conn., Jan. 12, 2007 - Citizens Communications Company (NYSE: CZN), the parent company of Frontier Communications, has been included as one of the “400 Best Big Companies in America” by Forbes. The magazine annually selects the best of the biggest publicly-traded companies in America, across 26 industry groups, for its Platinum 400 list. The selection process includes a thorough review of financial metrics, Wall Street forecasts, corporate governance ratings, and other public information. The list appears in the Jan. 8, 2007 issue of Forbes and can be found on http://www.forbes.com/lists.

According to Forbes, more than 1,000 corporations with $1 billion or more in revenues were screened in a selection process that included metrics such as latest 12-month and five-year stock market returns, sales and earnings-per-share growth and debt-to-capital ratios. Forbes used Thomson IBES consensus forecasts for long-term earnings growth; accounting and governance scores came from Audit Integrity of New York and Los Angeles.

"We are very pleased by the inclusion of our company in this exclusive list," said Maggie Wilderotter, Chairman and CEO. "The acknowledgement is especially important because it encompasses accounting and governance scores. Forbes’ inclusion of Citizens proves that our focus on how we do business is vitally important to bottom-line results."

About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) is a full-service communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and Internet services, as well as bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

# # #